                                       1
EXHIBIT 99.4

                             RAYTHEON SAVINGS AND INVESTMENT PLAN
                               FOR PUERTO RICO BASED EMPLOYEES

                                     FINANCIAL STATEMENTS
                                 TO ACCOMPANY 1998 FORM 5500
                            ANNUAL REPORT OF EMPLOYEE BENEFIT PLAN
                                      UNDER ERISA OF 1974

                             for the Year ended December 31, 1998


The supplemental schedules to the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, the Plan administrator must file detailed financial information, including the supplemental schedules, separately with the Department of Labor.

                        Report of Independent Accountants

To the Participants and Administrator of the Raytheon Savings and Investment Plan for Puerto Rico Based Employees

In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for benefits of the Raytheon Savings and Investment Plan for Puerto Rico Based Employees (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP


Boston, Massachusetts
June 4, 1999

      RAYTHEON SAVINGS AND INVESTMENT PLAN FOR PUERTO RICO BASED EMPLOYEES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1998 and 1997



                                                1998              1997
Assets:
  Master trust investments:
  At contract value (Notes B, E and H)        $    89,386      $   77,879
  At fair value (Notes B, F and H)              1,175,199         700,111
                                              -----------      ----------
                                                1,264,585         777,990
                                              -----------      ----------
Receivables:
  Accrued investment income and
     other receivables                              2,417           1,775

Cash and cash equivalents                          13,742           5,598
                                              -----------      ----------
          Total assets                          1,280,744         785,363
                                              -----------      ----------
Liabilities:
  Payable for outstanding purchases                   776           1,723
  Accrued expenses and other payables               1,019             696
                                              -----------      ----------
          Total liabilities                         1,795           2,419
                                              -----------      ----------
Net assets available for plan benefits        $ 1,278,949      $  782,944
                                              ===========      ==========

The accompanying notes are an integral part of the financial statements.

      RAYTHEON SAVINGS AND INVESTMENT PLAN FOR PUERTO RICO BASED EMPLOYEES

                       STATEMENT OF CHANGES IN NET ASSETS

                          AVAILABLE FOR PLAN BENEFITS

                      for the year ended December 31, 1998



Additions to net assets attributable to:
  Investment income (Notes B, E and H):
     Net appreciation of investments                  $  209,437
     Interest & Dividends                                 34,823
                                                      ----------
                                                         244,260

Contributions and deferrals:
  Employee deferrals                                     239,993
  Employer contributions                                  87,083
  Transfers (Note G)                                      55,305
                                                      ----------
                                                         382,381
                                                      ----------

          Total additions                                626,641
                                                      ----------
Deductions from net assets attributable to:
  Distributions to participants                          100,711
  Administrative expenses                                     68
  Transfers (Note G)                                      29,857
                                                      ----------

          Total deductions                               130,636
                                                      ----------

Increase in net assets                                   496,005

Net assets, beginning of year                            782,944
                                                      ----------
Net assets, end of year                               $1,278,949
                                                      ==========

The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                        FOR PUERTO RICO BASED EMPLOYEES
                         NOTES TO FINANCIAL STATEMENTS

A. Description of Plan:

          General

The following description of the Raytheon Savings and Investment Plan for Puerto Rico Based Employees (the "Plan") provides only general information. Participants should refer to the plan document for a complete description of the Plan's provisions. The Plan is a defined contribution plan covering certain Puerto Rico based employees of Raytheon Catalytic, Inc., a wholly owned subsidiary of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first pay date of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short- and long-term investment objectives. The Plan, effective as of January 1, 1995, is intended to comply with all the requirements for a "qualified profit sharing plan" under the Revenue Code of Puerto Rico (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

All of the Plan's investments are combined with the investments of other similar defined contribution plans of Raytheon Company into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

Investment income and administrative expenses relating to the Master Trust are allocated to the individual plans based upon average monthly balances invested by each plan.

          Contributions and Deferrals

Eligible employees are allowed to defer to the Plan up to 15% of their salaries. The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary. For 1998, the annual employee deferral for a participant cannot exceed the lesser of $8,000 or 10% of a participant's annual compensation, minus any contributions to Puerto Rico qualified Individual Retirement Accounts. Rollover contributions from other qualified plans subject to the Code are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of seven funds:
(a) a Fixed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) the Fidelity Equity Income Fund which invests in shares of a mutual fund consisting primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company common stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, (e) the Fidelity Balanced Fund which invests in shares of a mutual fund consisting primarily of equity securities, bonds and money market instruments, (f) the Fidelity Magellan Fund, a growth fund which invests primarily in equities of companies of all types and sizes, and (g) the Fidelity Blue Chip Fund, a growth fund which invests primarily in equities of well known and established companies. Dividends and distributions from investments of the Fidelity Equity Income Fund, the Raytheon Common Stock Fund, the Stock Index Fund, the Fidelity Balanced Fund, the Fidelity Magellan Fund and the Fidelity Blue Chip Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

          Participant Accounts

Each participant's account is credited with the participant's deferral, the Company's contributions and an allocation of plan earnings. Plan earnings are allocated based on account balances by fund.

          Vesting

Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting generally occurs upon completion of five years of service or after 3 years of participation or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

          Distributions to Participants

A participant may withdraw all or a portion of deferrals, employer contributions and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the plan document, a participant may withdraw all or part of deferrals. On termination of employment, a participant will receive a lump-sum distribution. If the vested account is valued in excess of $3,500, the participant has the option to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution until January of the year following attainment of age 65.

          Loans to Participants

A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is one-half of the participant's account balance. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the Wall Street Journal on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

          Administrative Expenses

Certain expenses of administering the Plan are paid by the plan participants.

B.     Summary of Significant Accounting Policies:

The accompanying financial statements are prepared on the accrual basis of accounting.

The Plan's investment contracts are fully benefit-responsive and are therefore included in the financial statements at their contract value, defined as net contributions and deferrals plus interest earned on the underlying investments at contracted rates. Contract value approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost, which approximates fair value. Participant loans are valued at cost, which approximates fair value.

Security transactions are recorded on the trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis. Investment income includes both dividend and interest income.

Benefits are recorded when paid.

     Certain items in the 1997 financial statements have been reclassified to conform to the 1998 presentation.

The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan administrator to make significant estimates and assumptions that affect the reported amounts of net assets and liabilities available for benefits at the date of the financial statements and the changes in net assets available for benefits during the reporting period and, when applicable, disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates included in the financial statements.

The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances and the amounts reported in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits.

C.     Tax Status:

The Plan obtained its latest determination letter in August 1996, in which the Treasury department of the Commonwealth of Puerto Rico stated that the Plan, as submitted, was in compliance with the applicable requirements of the Puerto Rico Income Tax Act of 1954, as amended. Since receiving the determination letter, the plan has been amended. The Plan administrator and the Plan's legal counsel believe that the Plan is designed and being operated in compliance with the applicable requirements of the aforementioned Act. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.     Plan Termination:

Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, each participant shall be entitled to receive any amounts then credited to his or her account.

E.     Investment Contracts:

The Plan invests in collateralized fixed income investment portfolios which are managed by insurance companies and investment management firms. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annualized average yield and credited interest rates were as follows:

                                               Annualized        Credited
                                              Average Yield    Interest Rate

 For the year ended December 31, 1998:
   Banker's Trust (WBS 92-485)                     6.85%           6.85%
   Metropolitan Life Insurance
     Company (GIC GA-12908)                        6.58%           6.58%
   Metropolitan Life Insurance
     Company (GIC GA-13659)                        6.10%           6.10%
   Prudential Asset Management
     Company (GIC 917163-001)                      6.75%           6.75%
   Connecticut General (GIC 0025174)               5.58%           5.58%
   Fidelity IPL (633-GCDC)                         5.62%           5.62%
   Monumental Life Insurance
     Company (GIC BDA00463FR-00)                   7.84%           7.84%

 For the year ended December 31, 1997:
   Banker's Trust (WBS 92-485)                     6.95%           6.95%
   Metropolitan Life Insurance
      Company (GIC GA-12908)                       6.86%           6.86%
   Metropolitan Life Insurance
     Company (GIC GA-13659)                        6.43%           6.43%
   Prudential Asset Management
     Company (GIC 917163-001)                      6.99%           6.99%

The contract values are subject to limitations in certain situations including large workforce reductions and plan termination. In the financial statements the two Metropolitan Life Insurance Company contracts are recorded as one investment option.

F.     Related Party Transactions:

The Plan's trustee is Fidelity Management Trust Company (the "Trustee"). The Trustee holds the funds for the Plan and is responsible for managing the Plan's investment assets, executing all investment transactions, recording approved transactions, and, therefore these transactions qualify as party-in-interest.

In accordance with the provisions of the Plan, the "Trustee" acts as the Plan's agent for purchases and sales of shares of Raytheon Company common stock. These transactions are performed on a Master Trust level. For the Master Trust, purchases amounted to $288,116,995 and sales amounted to $257,878,566 for the year ended December 31, 1998.

G.     Transfers:

Transfers include transfers of participant accounts, individually and/or in-groups, between the Plan and all other plans included in the Raytheon Company Master Trust for those participants and/or groups of participants who changed plans during the year. Transfers also include transfers of participant accounts, individually and/or in-groups, between the Plan and similar savings plans of other companies for those participants who changed companies during the year.

H.  Fund Data:

    The following is a summary of net assets available for plan benefits by fund as of December 31, 1998:

                                  Fixed                      Raytheon      Stock
                                  Income       Equity         Common       Index       Balanced     Magellan        Blue Chip
                                  Fund          Fund        Stock Fund      Fund         Fund         Fund             Fund
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust            $     31,468
      Prudential Insurance
        Company of America           15,758
      Metropolitan Life
        Insurance Company            39,552
      Fidelity                        1,716
      Connecticut General               435
      Monumental Life
        Insurance Company               457
    At fair value:
      Fidelity Equity
        Income Fund*                          $    287,340
      Raytheon Company
        Common Stock Fund*                                   $   321,152
      BT Pyramid Equity
        Index Fund*                                                         $   241,676
      Fidelity Balanced
        Fund                                                                               $   61,028
      Fidelity Magellan
        Fund*                                                                                            $   117,182
      Fidelity Blue
        Chip Fund*                                                                                                      $   109,521
      Loans receivable
        from participants
                               ------------    -----------   -----------    -----------    ----------    -----------    -----------
          Total investments          89,386        287,340       321,152        241,676        61,028        117,182        109,521
                               ------------    -----------   -----------    -----------    ----------    -----------    -----------
Receivables:
  Accrued investment income
    and other receivables                                          1,907            510

Cash and cash equivalents             8,243                        4,420          1,079
                               ------------    -----------   -----------    -----------   -----------  ------------    -----------
          Total assets               97,629        287,340       327,479        243,265        61,028       117,182        109,521
                               ------------    -----------   -----------    -----------   -----------  ------------    -----------

Liabilities:
  Payable for outstanding
      purchases                                                      776
  Accrued expenses and other
     payables                                                        745             274
                               ------------    -----------   -----------     -----------   ----------   -----------    -----------
          Total liabilities              -              -          1,521             274           -             -              -
                               ------------    -----------   -----------     -----------   ----------   -----------    -----------
Net assets available for
     plan benefits             $     97,629    $   287,340   $   325,958     $  242,991   $    61,028   $   117,182    $   109,521
                               ============    ===========   ===========     ==========   ===========   ===========    ===========

                                       11

                                               Loan
                                               Fund                  Total
Assets:
  Master trust investments:
    At contract value:
      Bankers Trust                                                $     31,468
      Prudential Insurance
        Company of America                                               15,758
      Metropolitan Life
        Insurance Company                                                39,552
      Fidelity                                                            1,716
      Connecticut General                                                   435
      Monumental Life
        Insurance Company                                                   457
    At fair value:
      Fidelity Equity
        Income Fund*                                                    287,340
      Raytheon Company
        Common Stock Fund*                                              321,152
      BT Pyramid Equity
        Index Fund*                                                     241,676
      Fidelity Balanced
        Fund                                                             61,028
      Fidelity Magellan
        Fund*                                                           117,182
      Fidelity Blue
        Chip Fund*                                                      109,521
      Loans receivable
        from participants                       $    37,300              37,300
                                                -----------        ------------
          Total investments                          37,300           1,264,585
                                                -----------        ------------
Receivables:
  Accrued investment income
    and other receivables                                                 2,417

Cash and cash equivalents                                                13,742
                                                -----------        ------------
          Total assets                               37,300           1,280,744
                                                -----------        ------------
Liabilities:
  Payable for outstanding
     purchases                                                              776
  Accrued expenses and
     other payables                                                       1,019
                                                 ----------        ------------
          Total liabilities                              -                1,795
                                                 ----------        ------------
Net assets available for
   plan benefits                                 $   37,300        $  1,278,949
                                                 ==========        ============


    The following is a summary of net assets available for plan benefits by fund as of December 31, 1997:

                                                                        Raytheon
                                              Fixed        Equity        Common         Stock      Balanced     Magellan
                                            Income Fund     Fund       Stock Fund     Index Fund      Fund        Fund
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust                         $     29,087
     Prudential Insurance
       Company of America                        18,041
     Metropolitan Life
       Insurance Company                         30,751
   At fair value:
     Fidelity Equity Income Fund*                         $   214,116
     Raytheon Company Common Stock Fund*                               $    202,655
     BT Pyramid Equity Index Fund*                                                   $   118,530
     Fidelity Balanced Fund                                                                       $   32,784
     Fidelity Magellan Fund*                                                                                    $   40,215
     Fidelity Blue Chip Fund*
     Loans receivable from participants*
                                           ------------   -----------   ----------- -----------   ----------    ----------
               Total investments                 77,879       214,116       202,655     118,530       32,784        40,215
                                           ------------   -----------   ----------- -----------   ----------    ----------
  Receivables:
    Accrued investment income
     and other receivables                                                    1,491         284

  Cash and cash equivalents                         767                       3,667       1,164
                                           ------------   -----------   ----------- -----------   ----------    ----------
               Total assets                      78,646       214,116       207,813     119,978       32,784        40,215
                                           ------------   -----------   ----------- -----------   ----------    ----------
Liabilities:
  Payable for outstanding purchases                                           1,723
  Accrued expenses and other
     payables                                                                   402         294
                                           ------------   -----------   -----------  ----------   -----------   ----------
               Total liabilities                                              2,125         294
                                           ------------   -----------   -----------  ----------   -----------   ----------
Net assets available for plan
     benefits                              $     78,646   $   214,116   $   205,688  $   119,684   $   32,784   $   40,215
                                           ============   ===========   ===========  ===========   ==========   ==========

*Represents more than 5% of net assets available for plan benefits

                                       13

                                             Blue Chip      Loan
                                               Fund         Fund         Total
Assets:
  Master trust investments:
   At contract value:
     Bankers Trust                                                        $    29,087
     Prudential Insurance
       Company of America                                                      18,041
     Metropolitan Life
       Insurance Company                                                       30,751
   At fair value:
     Fidelity Equity Income Fund*                                             214,116
     Raytheon Company Common Stock Fund*                                      202,655
     BT Pyramid Equity Index Fund*                                            118,530
     Fidelity Balanced Fund                                                    32,784
     Fidelity Magellan Fund*                                                   40,215
     Fidelity Blue Chip Fund*                $   35,416                        35,416
     Loans receivable from participants*                   $    56,395         56,395
                                             ----------    -----------    -----------
               Total investments                 35,416         56,395        777,990
                                             ----------    -----------    ------------
  Receivables:
    Accrued investment income
     and other receivables                                                       1,775

 Cash and cash equivalents                                                       5,598
                                             ----------    -----------    ------------
               Total assets                      35,416         56,395         785,363
                                             ----------    -----------    ------------
Liabilities:
   Payable for outstanding purchases                                             1,723
   Accrued expenses and other
     payables                                                                      696
                                             ----------    ----------     ------------
               Total liabilities                                                 2,419
                                             ----------    ----------     ------------
Net assets available for plan
     benefits                                $   35,416    $    56,395    $    782,944
                                             ==========    ===========    ============

*Represents more than 5% of net assets available for plan benefits


                                       14

     The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31, 1998:

                              Fixed                       Raytheon         Stock
                              Income          Equity       Common          Index       Balanced          Magellan
                               Fund            Fund       Stock Fund        Fund          Fund            Fund
Additions to net assets
   attributable to:
 Investment income:
 Net appreciation
   (depreciation) of
   investments              $    (1,958)  $     22,738    $    73,332   $     63,126  $      7,302    $     23,815
 Interest & Dividends             6,004         14,922                                       3,475           4,462
                            -----------   ------------    -----------   ------------  ------------    ------------
                                  4,046         37,660         73,332         63,126        10,777          28,277
                            -----------   ------------    -----------   ------------  ------------    ------------

Contributions and deferrals:
  Employee deferrals             18,843         47,068         57,329         43,191         7,832          30,821
  Employer contributions         26,493         13,859         18,635         11,718         1,788           7,816
  Transfers                                     12,894         (3,898)        12,411        18,172           7,752
                           ------------   ------------    -----------   ------------   -----------    ------------
                                 45,336         73,821         72,066         67,320        27,792          46,389
                           ------------   ------------    -----------   ------------  ------------    ------------
       Total additions           49,382        111,481        145,398        130,446        38,569          74,666
                           ------------   ------------    -----------   ------------  ------------    ------------

Deductions from net assets
  attributable to:
   Distributions to
     participants                17,064         11,869         24,719         14,451          2,156           5,996
   Administrative expenses            7             19             20             11              3               4
   Transfers                                    13,295
                           ------------   ------------    -----------   ------------  -------------    ------------
       Total deductions          17,071         25,183         24,739         14,462          2,159           6,000
                           ------------   ------------    -----------   ------------  -------------    ------------

Interfund transfers             (13,328)       (13,074)          (389)         7,323         (8,166)          8,301
                           ------------   ------------    -----------   ------------  -------------    ------------
Increase/(Decrease)
     in net assets               18,983         73,224        120,270        123,307         28,244         76,967
Net assets, beginning
  of year                        78,646        214,116        205,688        119,684         32,784          40,215
                           ------------   ------------    -----------   ------------  -------------    ------------
Net assets, end of year    $     97,629   $    287,340    $   325,958   $    242,991  $      61,028    $    117,182
                           ============   ============    ===========   ============  =============    ============

                                       15

                               Blue
                              Chip        Loan
                              Fund        Fund                  Total
Additions to net assets
   attributable to:
 Investment income:
 Net appreciation of
   investments             $   21,082                       $   209,437
 Interest & Dividends           3,285    $      2,675            34,823
                           ----------    ------------     -------------
                               24,367           2,675           244,260
                           ----------    ------------     -------------

Contributions and deferrals:
  Employee deferrals           34,909                           239,993
  Employer contributions        6,774                            87,083
  Transfers                     7,974                            55,305
                           ----------     ------------    -------------
                               49,657                           382,381
                           ----------     ------------    -------------
       Total additions         74,024           2,675           626,641
                           ----------    ------------     -------------

Deductions from net assets
  attributable to:
   Distributions to
     participants               2,639          21,817           100,711
   Administrative expenses          4              -                 68
   Transfers                                   16,562            29,857
                           ----------    ------------    --------------
       Total deductions         2,643          38,379           130,636
                           ----------    ------------    --------------

Interfund transfers             2,724          16,609
                          -----------    ------------    --------------
Increase/(Decrease)
     in net assets             74,105         (19,095)          496,005

Net assets, beginning
  of year                      35,416          56,395           782,944
                          -----------     -----------    --------------
Net assets, end of year   $   109,521     $    37,300    $    1,278,949
                          ===========     ===========    ==============

                                       16
J.   Master Trust:

     All plan investments are included under the Master Trust. At December 31, 1998, assets of the Plan represented 0.02% of the total assets under the
Master Trust.  This has not changed from 0.02% at December 31, 1997.

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1998:

                               Fixed                              Raytheon           Stock
                               Income             Equity           Common            Index           Balanced           Magellan
                                Fund               Fund           Stock Fund         Fund              Fund                Fund
Assets:
 Investments:
  At contract value:
Bankers Trust*               $  473,258,791
Prudential Life Insurance
  Company of America            236,989,116
Metropolitan Life
   Insurance Company*           594,847,154
Fidelity                         25,803,449
Connecticut General               6,538,482
Monumental Life Insurance
 Company                          6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                       $1,464,615,296
Raytheon Company Common
   Stock Fund*                                                  $  799,542,751
BT Pyramid Equity
  Index Fund*                                                                     $  745,602,791
Fidelity Balanced Fund*                                                                            $  442,796,289
Fidelity Magellan Fund*                                                                                             $  379,680,454
Fidelity Blue Chip Fund*
Templeton Foreign I Fund
Fidelity Investment Grade
   Bond Fund
Fidelity Retirement
   Money Market
Vanguard Winsor
Vanguard Wellesley
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total investments     1,344,306,330     1,464,615,296      799,542,751       745,602,791      442,796,289      379,680,454
                             --------------    --------------   --------------    --------------   --------------   --------------
Receivables:
   Employer contribution
   Accrued investment income
      and other receivables                                          4,748,948         1,573,604
   Transfer receivables         580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
Cash and cash equivalents       123,969,201                         11,004,025         3,330,147
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total assets          2,048,537,201     2,226,757,712    1,255,380,751       967,248,229      755,173,618      616,369,257
                             --------------    --------------   --------------    --------------   --------------   --------------

Liabilities:
   Payable for outstanding
      purchases                                                      1,932,125
   Accrued expenses and
      other payables                                                 1,853,618           844,977
   Transfer payables            580,261,670       762,142,416      440,085,027       216,741,687      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
        Total liabilities       580,261,670       762,142,416      443,870,770       217,586,664      312,377,329      236,688,803
                             --------------    --------------   --------------    --------------   --------------   --------------
Net assets available for
   plan benefits             $1,468,275,531    $1,464,615,296   $  811,509,981    $  749,661,565   $  442,796,289   $  379,680,454
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       17

                                                 Templeton      Investment       Retirement       Vanguard          Vanguard
                               Blue Chip         Foreign I        Grade             Money          Winsor           Wellesley
                                 Fund              Fund         Bond Fund        Market Fund        Fund              Fund
Assets:
  Investments:
     At contract value:
Bankers Trust*
Prudential Life Insurance
   Company of America
Metropolitan Life
   Insurance Company*
Fidelity
Connecticut General
Monumental Life Insurance
   Company
At fair value:
Fidelity Equity Income
   Fund*
Raytheon Company Common
   Stock Fund*
BT Pyramid Equity
   Index Fund*
Fidelity Balanced Fund*
Fidelity Magellan Fund*
Fidelity Blue Chip Fund*     $  391,787,509
Templeton Foreign I Fund                       $   6,966,704
Fidelity Investment Grade
   Bond Fund                                                    $            -
Fidelity Retirement
   Money Market                                                                   $  13,202,524
Vanguard Winsor                                                                                    $           41
Vanguard Wellesley                                                                                                  $           18
TRP Small Cap Stock
Raytheon Class A Wasting
   Stock Fund
Raytheon GMH Wasting
   Stock Fund
Loans receivable from
   participants
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total investments       391,787,509         6,966,704               -        13,202,524                41               18

Receivables:
   Employer contribution                                                              3,595,261
Accrued investment income
    and other receivables
Transfer receivables            191,269,141         6,966,652                        16,715,590

Cash and cash equivalents
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total assets            583,056,650        13,933,356               -        33,513,375                 41              18
                             --------------    --------------   --------------    -------------     -------------   --------------
Liabilities:
   Payable for outstanding
     purchases
   Accrued expenses and
     other payables
   Transfer payables            191,269,141         6,966,652                        16,715,590
                             --------------    --------------   --------------    -------------     -------------   --------------
        Total liabilities       191,269,141         6,966,652               -        16,715,590               -                 -
                             --------------    --------------   --------------    -------------     -------------   --------------
Net assets available for
   plan benefits             $  391,787,509    $    6,966,704   $           -     $  16,797,785     $          41   $           18
                             ==============    ==============   ==============    ==============   ==============   ==============

                                       18

                              TRP Small        RTN.A             GMH
                              Cap Stock       Wasting           Wasting             Loan
                                Fund           Fund              Fund               Fund            Other(1)           Total

 Assets:
  Investments:
     At contract value:
Bankers Trust*                                                                                                      $   473,258,791
Prudential Life Insurance
   Company of America                                                                                                   236,989,116
Metropolitan Life
   Insurance Company*                                                                                                   594,847,154
Fidelity                                                                                                                 25,803,449
Connecticut General                                                                                                       6,538,482
Monumental Life Insurance
   Company                                                                                                                6,869,338
At fair value:
Fidelity Equity Income
   Fund*                                                                                                              1,464,615,296
Raytheon Company Common
   Stock Fund*                                                                                                          799,542,751
BT Pyramid Equity
   Index Fund*                                                                                                          745,602,791
Fidelity Balanced Fund*                                                                                                 442,796,289
Fidelity Magellan Fund*                                                                                                 379,680,454
Fidelity Blue Chip Fund*                                                                                                391,787,509
Templeton Foreign I Fund                                                                                                  6,966,704
Fidelity Investment Grade
   Bond Fund                                                                                                                     -
Fidelity Retirement
   Money Market                                                                                                          13,202,524
Vanguard Winsor                                                                                                                  41
Vanguard Wellesley                                                                                                               18
TRP Small Cap Stock          $         348                                                                                      348
Raytheon Class A Wasting
   Stock Fund                                  $  116,129,149                                                           116,129,149
Raytheon GMH Wasting
   Stock Fund                                                   $  172,859,819                                          172,859,819
Loans receivable from
   participants                                                                   $  250,687,865                        250,687,865
                             --------------    --------------   --------------    --------------     -------------   --------------
Total investments                       348       116,129,149      172,859,819       250,687,865               -      6,128,177,888
                             --------------    --------------   --------------    --------------     -------------   --------------

Receivables:
   Employer contribution                                                                                                  3,595,261
   Accrued investment income
     and other receivables                          1,193,397           23,640                                            7,539,589
   Transfer receivables                           120,761,325      178,295,618       117,046,618    $  855,826,675    4,035,178,551

Cash and cash equivalents                           3,480,490        5,474,220                                          147,258,083
                             --------------    --------------   --------------     -------------    --------------   --------------
        Total assets                    348       241,564,361      356,653,297       367,734,483       855,826,675   10,321,749,372
                             --------------    --------------   --------------     -------------    --------------   --------------
Liabilities:
   Payable for outstanding
     purchases                                                                                                            1,932,125
   Accrued expenses and
     other payables                                    41,711           62,061                                            2,802,367
   Transfer payables                              120,761,325      178,295,618       117,046,618                      3,179,351,876
                              --------------   --------------   --------------     -------------    --------------   --------------
        Total liabilities                 -       120,803,036      178,357,679       117,046,618                -     3,184,086,368
                              --------------   --------------   --------------     -------------    --------------   --------------
Net assets available for
   plan benefits              $         348      $120,761,325   $  178,295,618     $ 250,687,865    $  855,826,675   $7,137,663,004
                             ==============    ==============   ==============     ==============   ==============   ==============

Percentage of Master Trust that are Plan assets - 0.02%

*Represent more than 5% of net assets available for plan benefits

(1) Other represents Raytheon plans merging in from outside the Master Trust.

Note: Not all funds within the Master Trust are available options to participants in the Plan.

     The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31, 1997:

                                Fixed                             Raytheon         Stock
                               Income            Equity            Common           Index            Balanced         Magellan
                                Fund              Fund            Stock Fund        Fund              Fund              Fund
Assets:
  Investments:
   At contract value:
Bankers Trust*               $351,035,073
Prudential Life Insurance
   Company of America*        217,731,699
Metropolitan Life
   Insurance Company*         371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                $782,799,011
Raytheon Company Common
   Stock Fund*                                                  $745,980,294
BT Pyramid Equity Index
   Fund*                                                                          $484,781,406
Fidelity Balanced Fund                                                                             $117,556,481
Fidelity Magellan Fund                                                                                              $91,863,155
Fidelity Blue Chip
   Fund
Templeton Foreign I
   Fund
Fidelity Investment
   Grade Bond Fund
Fidelity Retirement
   Money Market Fund
Loans receivable from
   participants
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total investments     939,889,852       782,799,011      745,980,294       484,781,406      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Receivables:
  Employer contribution
  Accrued investment income
    and other receivables                                          5,489,592         1,161,112

Cash and cash equivalents       9,232,100                         13,498,051         4,761,268
                             ------------      ------------     ------------      ------------     ------------     -----------
        Total assets          949,121,952       782,799,011      764,967,937       490,703,786      117,556,481      91,863,155
                             ------------      ------------     ------------      ------------     ------------     -----------
Liabilities:
  Payable for outstanding
    purchases                                                      6,340,318
  Accrued expenses and
    other payables                                                 1,480,875         1,200,471
                            -------------      ------------     ------------      ------------     ------------     -----------
        Total liabilities              -                 -         7,821,193         1,200,471               -               -
                            -------------      ------------     ------------      ------------     ------------     -----------
Net assets available for
   plan benefits            $949,121,952       $782,799,011     $757,146,744      $489,503,315     $117,556,481     $91,863,155
                            ============       ============     ============      ============     ============     ===========

                                       20
                                              Templeton       Investment            Retirement
                        Blue Chip             Foreign I          Grade                Money          Loan
                          Fund                 Fund           Bond Fund            Market Fund       Fund                Total
Assets:
  Investments:
   At contract value:
Bankers Trust*                                                                                                      $351,035,073
Prudential Life Insurance
   Company of America*                                                                                               217,731,699
Metropolitan Life
   Insurance Company*                                                                                                371,123,080
At fair value:
Fidelity Equity
   Income Fund*                                                                                                      782,799,011
Raytheon Company Common
   Stock Fund*                                                                                                       745,980,294
BT Pyramid Equity Index
   Fund*                                                                                                             484,781,406
Fidelity Balanced Fund                                                                                               117,556,481
Fidelity Magellan Fund                                                                                                91,863,155
Fidelity Blue Chip
   Fund                     $136,586,123                                                                             136,586,123
Templeton Foreign I
   Fund                                        $5,471,176                                                             5,471,176
Fidelity Investment
   Grade Bond Fund                                              $1,548,125                                            1,548,125
Fidelity Retirement
   Money Market Fund                                                              $12,186,085                        12,186,085
Loans receivable from
   participants                                                                                    $166,395,767      166,395,767
                            ------------       ----------       ----------        -----------      ------------   -------------
        Total investments    136,586,123        5,471,176        1,548,125         12,186,085       166,395,767    3,485,057,475
                            ------------       ----------       ----------        -----------      ------------   --------------
Receivables:
   Employer contribution                                                            4,015,100                          4,015,100
   Accrued investment income
     and other receivables                                                                                             6,650,704

Cash and cash equivalents                                                                                             27,491,419
                            ------------       ----------       ----------        -----------      ------------   --------------
         Total assets        136,586,123        5,471,176        1,548,125         16,201,185       166,395,767    3,523,214,698

Liabilities:
  Payables for outstanding
    purchases                                                                                                          6,340,318
  Accrued expenses and
    other payables                                                                                                     2,681,346
                            ------------       ----------       ----------        -----------      ------------   --------------
        Total liabilities             -                -                -                  -                 -         9,021,664
                            ------------       ----------       ----------        -----------      ------------   --------------
Net assets available for
   plan benefits            $136,586,123       $5,471,176       $1,548,125        $16,201,185      $166,395,767   $3,514,193,034
                            ============       ==========       ==========        ===========      ============   ==============

Percentage of Master Trust that are Plan assets  - 0.02%

*Represent more than 5% of net assets available for plan benefits

Note: Not all funds within the Master Trust are available options to participants in the Plan.

The following is a summary of investment income by fund under the Master Trust for the year ended December 31, 1998:

                                   Fixed                       Raytheon          Stock
                                  Income          Equity        Common           Index        Balanced        Magellan
                                   Fund            Fund         Stock Fund       Fund           Fund            Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $    30,695     $ 49,019,748    $74,202,083    $149,571,006    $16,091,158    $62,195,801
  Interest & Dividends          81,886,632       86,279,682          1,792                     42,537,357     13,255,763
                               -----------     ------------    -----------    ------------    -----------    -----------
Total investment
   income/(loss)               $81,917,327     $135,299,430    $74,203,875    $149,571,006    $58,628,515    $75,451,564
                               ===========     ============    ===========    ============    ===========    ===========

                                       22
                                               Templeton      Investment       Retirement      Vanguard     Vanguard
                               Blue Chip       Foreign I        Grade            Money          Winsor      Wellesley
                                  Fund            Fund         Bond Fund       Market Fund       Fund          Fund
Investment income:
  Net appreciation
    (depreciation) of assets   $60,264,181     $(1,095,980)    $ 17,635                       $2,864,378     $1,379,950
Interest & Dividends            13,550,491         752,610      162,858        $  349,740
                               -----------     -----------     --------        ----------     ----------     ----------
Total investment
   income/(loss)               $73,814,672     $  (343,370)    $180,493        $  349,740     $2,864,378     $1,379,950
                               ===========     ===========     ========        ==========     ==========     ==========

                                       23

                                TRP Small         RTN.A           GMH
                                Cap Stock        Wasting        Wasting           Loan
                                  Fund            Fund            Fund            Fund          Total

Investment income:
  Net appreciation
    (depreciation) of assets   $        15     $  (35,268)     $44,604,025                    $459,109,427
Interest & Dividends                                                           $15,334,403     254,111,328
                               -----------     ----------      -----------     -----------    ------------
Total investment
   income/(loss)               $        15     $  (35,268)     $44,604,025     $15,334,403    $713,220,746
                               ===========     ==========      ===========     ===========    ============